Exhibit 99.1

KPMG LLP Suite 1100 One Arizona Center 400 East Ven Buren Street Phoenix, AZ 85004

Independent Auditors’ Report

The Board of Directors

The Dial Corporation:

We have audited the accompanying statement of assets acquired and liabilities assumed as of December 31, 2005 and 2004 and the statement of direct revenues and direct operating expenses for the year ended December 31, 2005, the nine-month period ended December 31, 2004, the three-month period ended March 27, 2004 (Predecessor), and the year ended December 31, 2003 (Predecessor) (the “financial statements”) of the Armour Foods Business of The Dial Corporation (the “Company”). The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets acquired and the liabilities assumed and the direct revenues and direct operating expenses of the Armour Foods Business, pursuant to the basis of presentation as described in Note 2, and are not intended to be a complete presentation of the Armour Foods Business’ financial position, results of operations, or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of December 31, 2005 and 2004, and direct revenues and direct operating expenses for the year ended December 31, 2005, the nine-month period ended December 31, 2004, the three-month period ended March 27, 2004 (Predecessor), and the year ended December 31, 2003 (Predecessor) of the Armour Foods Business, as described in Note 2, in conformity with U.S. generally accepted accounting principles.

April 29, 2006

KPMG LLP. a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.

ARMOUR FOODS PRODUCTS

(A BUSINESS UNIT OF THE DIAL CORPORATION)

FINANCIAL STATEMENTS

Contains:

Statement of Assets Acquired and Liabilities Assumed

Statement of Direct Revenues and Direct Operating Expenses

And Related Footnotes

ARMOUR FOODS PRODUCTS

(A BUSINESS UNIT OF THE DIAL CORPORATION)

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(in thousands)

	As of December 31
	2005	2004
ASSETS ACQUIRED
Inventories	$32,340	$26,256
Property and equipment, net	27,512	29,595
License	62,500	62,500
Trademark	2,400	2,400

Total assets acquired	$124,752	$120,751

LIABILITIES ASSUMED
Post-retirement employee welfare benefits	7,256	5,932

Total liabilities assumed	$7,256	$5,932

See accompanying notes to financial statements.

ARMOUR FOODS PRODUCTS

(A BUSINESS UNIT OF THE DIAL CORPORATION)

STATEMENT OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Successor		Predecessor
	Year Ended December 31, 2005	Nine Months Ended December 31, 2004	Three Months Ended March 27, 2004	Year Ended December 31, 2003
Direct Revenues, net	$224,919	$187,065	$45,991	$204,764

Direct cost of revenues	(186,391)	(149,495)	(35,888)	(155,042)

Gross profit	38,528	37,570	10,103	49,722

Direct operating expenses	(8,377)	(6,617)	(2,087)	(8,101)

Excess of direct revenges over direct operating expenses	$30,151	$30,953	$8,016	$41,621

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description

General. The accompanying combined financial statements include the assets acquired and liabilities assumed by Pinnacle Foods Group Inc. (“PFGI”) and the statement of direct revenues and direct operating expenses for the shelf stable Armour foods business on a carve-out basis of The Armour Foods Products Business (“Armour”), a business unit of The Dial Corporation “Dial”.

Armour is a manufacturer, distributor and marketer of products in the canned meats category. The majority of sales (approximately 70%) are under the “Armour” brand name. The remainder of the business consists of private-label sales and certain co-pack arrangements. Armour offers products in eleven segments within the canned meat category and has significant market share nationwide in three of these segments – Vienna sausage, potted meat, and sliced dried beef. Armour’s products are distributed throughout the United States. The Armour foods business has one manufacturing facility in Fort Madison, Iowa as well as various co-pack manufacturing arrangements.

Dial sold the Armour foods business to Pinnacle Foods Group Inc. on March 1, 2006. PFGI acquired certain assets and assumed certain liabilities of the Armour business. The assets acquired include inventory, a production facility, machinery and equipment, contact rights and certain intangible assets including a trademark and license. The liability assumed relates to post-retirement medical benefits for a portion of the employees at the Fort Madison production facility. PFGI did not acquire cash, accounts receivable, prepaid assets, accounts payable or accrued liabilities from Dial.

Note 2. Basis of Presentation

The accompanying financial statements have been prepared from the books and records maintained by The Dial Corporation. Armour was a business unit of Dial and was not a separate legal entity or corporation. Armour did not maintain stand-alone accounts receivable, accounts payable, cash accounts, corporate treasury, legal, tax or other similar corporate support functions. All customer sales were invoiced in combination with the other Dial business units - laundry, personal care, and home care. All purchases of inventory, payroll, capital and other expenditures were funded through Dial’s corporate cash account and were not segregated by business unit. Accordingly, Armour has no cash, trade receivables or payables on a stand-alone basis. There is only limited discrete information available for Armour.

As a result, the Statement of Assets Acquired and Liabilities Assumed include only the specific assets and liabilities related to Armour that were sold to PFGI. The Statement of Direct Revenues and Direct Operating Expenses includes the net revenues and operating expenses directly attributable the production, marketing, distribution of the products, including selling and direct overhead and depreciation. The direct operating expenses exclude the cost of general corporate activities, corporate level overhead, interest expense and income taxes. Future results of operations and financial position could differ materially from the historical amounts presented herein. Complete financial statements were not prepared as the Business was not maintained as a separate reporting unit.

The Securities Exchange Commission staff granted PFGI relief from certain reporting requirements under Rule 3-05 of Regulation S-X and permission to instead file with the U.S. Securities and Exchange Commission, an audited Statement of Assets Acquired and Liabilities Assumed as of December 31, 2005 and 2004 and an audited Statement of Direct Revenues and Direct Operating Expenses of Armour for each of the three years ended December 31, 2005 with related footnotes.

On March 29, 2004, the Armour business unit was acquired by Henkel KGaA (“Henkel”) as part of Henkel’s acquisition of The Dial Corporation. As a result, the accompanying financial statements and related footnotes include predecessor and successor financial statements.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of Financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in Armour’s financial statements and accompanying notes. Actual results could differ from these estimates.

Note 3. Significant Accounting Policies

Use of Estimates. The preparation of these financial statements required us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We routinely evaluate our estimates, including those related to post-retirement welfare benefits, long-lived assets and inventories. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Revenue Recognition. Sales are recorded at the later of the transfer of risk of loss and title to the product to the purchaser or shipment. Sales are recorded net of allowances for cash discounts, estimated sales returns, trade promotions and other sales incentives.

Direct Cost of Revenues. Direct cost of revenues includes all variable and fixed costs associated with manufacturing, including the cost of goods purchased from third parties, direct labor, indirect labor, packaging supplies, freight to warehouse transportation and fixed costs such as depreciation. Transportation and delivery expense represents the actual cost of shipping. In some cases the Armour foods business ships products from other Dial business units. When this occurs the costs are allocated based on the actual volume and weight of the products being shipped. Warehouse costs are allocated based on the actual usage of space within the warehouse or distribution center.

Direct Operating Expense. Direct operating expense primarily consists of marketing activities, salary, incentives, fringe benefits and other departmental expenses for all corporate staff that directly supported the Armour business. This includes members of marketing, finance, research and development and sales staff. Included in these costs is an allocation of fringe benefits that are accounted for at a total company corporate level. The allocation calculation was based on the total company fringe costs (including medical benefits, pension, post retirement benefits other than pension, and 401(k)) as compared to the total company salary cost. This percentage is applied to the salary costs for the foods business. Corporate overhead, including executive, accounting, human resources, legal and information technology and corporate facility costs have not been allocated to the Armour business. Management believes that the inclusion of these costs would not have been nor will be representative of the costs incurred by Armour if they had operated independently from Dial.

Inventories. Inventories are stated at the lower of cost (first in, first out and average cost methods) or market.

Long-Lived Assets. In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we evaluate the recoverability of property and equipment not held for sale by comparing the carrying amount of the asset or group of assets against the estimated undiscounted future cash flows expected to result from the use of the asset or group of assets and their eventual disposition. If the undiscounted cash flows are less than the carrying value of the asset or group of assets being evaluated, an impairment loss is recorded. The loss is measured as the difference between the estimated fair value and carrying value of the asset or group of assets being evaluated. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less cost to sell. The estimated fair value is based on the best information available under the circumstances, including prices for similar assets or the results of valuation techniques, including the present value of expected future cash flows using a discount rate commensurate with the risks involved.

Property and Equipment. Property and equipment are stated at the estimated fair value as of the date Henkel acquired The Dial Corporation, net of accumulated depreciation. Depreciation is provided principally by use of the straight-line method at annual rates as follows:

Buildings	2	% to 5%
Machinery and other equipment	5	% to 33%

Intangibles. Intangible assets with indefinite lives are analyzed for impairment, on at least an annual basis, as required by the SFAS No.142. In accordance with the provisions of SFAS 142, the intangible assets related to the Armour business were tested for impairment in the fourth quarter of 2005 and 2004. There was no impairment since the estimated fair value of the business exceeded the carrying value of the intangible assets.

Note 4. Inventories

Inventories consisted of the following at December 31, in thousands:

	2005	2004
Raw materials and supplies	$2,301	$2,725
Work in process	1,398	845
Finished goods	28,641	22,686

	$32,340	$26,256

Note 5. Property and Equipment

Property and equipment consisted of the following at December 31, in thousands:

	2005	2004
Land	$681	$681
Buildings	5,475	4,854
Machinery and other equipment	28,220	24,919
Construction in progress	1,136	2,591

	35,512	33,045
Less accumulated depreciation	(8,000)	(3,450)

	$27,512	$29,595

Note 6. Intangibles

There were no definite lived intangible assets related to the Armour foods business. Intangibles with indefinite lives, which are not subject to amortization, consisted of the following:

	2005	2004
License Agreement	$62,500	$62,500
Trademark	2,400	2,400

	$64,900	$64,900

The license agreement represents a trademark license agreement between ConAgra, Inc. as the licensor and The Dial Corporation. This license grants the right to use the Armour brand domestically for shelf stable meat products. The perpetual license was assigned to Henkel in December 2004. The trademark represents the international Armour trademark for shelf stable meat. The trademark was held by The Dial Corporation as of December 31, 2005 and 2004.

Note 7. Significant Customers

The only significant customer representing 10% or more of sales is Wal-Mart/Sam’s Club. Their sales as a percentage of Armour foods business sales were 20.6%, 18.2% and 17.1% for 2005, 2004 and 2003, respectively.

Note 8. Post-Retirement Benefits Other Than Pensions

Post-Retirement Benefits Other Than Pensions. The Fort Madison plant labor employees participated in a defined benefit post-retirement plan that provide medical and life insurance for eligible employees, retirees and dependents. Dial is retaining the liabilities associated with employees who were eligible or will become eligible for post-retirement benefits other than pensions prior to September 30, 2007. Liabilities related to those who will become eligible for post-retirement benefits other than pensions after September 30, 2007 are being assumed by PFGl.

Post-retirement benefits other than pension are accrued during the years the eligible employees provide services. The following information provides the status of the portion of the defined benefit post-retirement plan that is being assumed by PFGl. The following information is as of December 31, in thousands:

	2005	2004
Change in Benefit Obligation:
Benefit obligation at beginning of year	$5,932	$6,274
Service cost	698	597
Interest cost	398	371
Plan participants’ contributions	—	—
Actuarial loss	231	(1,309)
Benefits paid	(3)	(1)

Benefit obligation at end of year	$7,256	$5,932

Change in Plan Assets:
Fair value of plan assets at beginning of year	$—	$—
Employer contribution	3	1
Plan participants’ contribution
Benefits paid	(3)	(1)

Fair value of plan assets at end of year	$—	$—

Funded status	$(7,256)	$(5,932)
Unrecognized net loss	—	—
Unrecognized prior service cost	—	—

Accrued benefit cost	$(7,256)	$(5,932)

Amounts Recognized in the Consolidated Balance Sheet	$(7,256)	$(5,932)

We use a measurement date of December 31 for our post retirement benefit plans. Accordingly, the weighted average assumptions that were used to measure the benefit obligations are as follows.

	12/31/2005	12/31/2004
Assumptions:
Discount rate	5.75%	6.00%
Initial health care trend rate	10.00%	10.00%
Ultimate health care trend rate	5.00%	5.00%

The assumed health care cost trend rate used to measure the accumulated post-retirement benefit obligation for retirees both above and below the age of 65 for 2006 is 10.0%, gradually declining to an ultimate rate of 5.0% in 2011.

The benefits expected to be paid from the post-retirement welfare plans for the years 2006 to 2010 are in thousands, $1,257, $1,313, $1,323, $1,389 and $1,470, respectively. The total benefit payments expect to be paid from the post-retirement welfare plans for the years 2011 to 2015 are $8,116.

Components of the net periodic benefit cost related to the Armour business after being acquired by Henkel KGaA are summarized in the following table, in thousands:

	01/01/2005 – 12/31/2005	03/29/2004 – 12/31/2004
Calculation of Net Periodic Benefit Cost:
Service cost	$698	$458
Interest cost	398	273

Net periodic benefit cost	$1,096	$731

Components of the net periodic benefit cost related to the Armour business prior being acquired by Henkel KGaA are summarized in the following table, in thousands:

	01/01/2004 – 03/28/2004	01/01/2003 – 12/31/2003
Calculation of Net Periodic Benefit Cost:
Service cost	$139	$516
Interest cost	98	469
Amortization of:
Unrecognized prior service cost	(85)	—
Actuarial loss (gain)	12	(95)

Net periodic benefit cost	$164	$890

The weighted average assumptions listed below were used to measure the net periodic benefit cost for the periods ending:

	12/31/2005	12/31/2004	3/29/2004	12/31/2003
Assumptions:
Discount rate for obligation	6.00%	6.00%	6.25%	6.75%
Health care cost trend rate	10.00%	10.00%	10.00%	10.00%

The assumed health care cost trend rate used to calculate the 2005 net periodic benefit cost was 10%, gradually declining to an ultimate rate of 5% in 2011.

	Increase	(Decrease)
Effect of one-percentage-point change in assumed health care cost trend rates:
Effect on the total of service and interest cost components	$187	$(151)
Effect on accumulated post-retirement benefit obligation	$779	$(644)

Note 9. Subsequent Events

Dial sold the Armour foods business to Pinnacle Foods Group Inc, on March 1, 2006. PFGl acquired certain assets and assumed certain liabilities of the Armour business. The assets acquired include inventory, a production facility, machinery and equipment, contact rights and certain intangible assets including a trademark and license. The liability assumed relates to post-retirement medical benefits for a portion of the employees at the Fort Madison production facility. PFGl did not acquire cash, accounts receivable, prepaid assets, accounts payable or accrued liabilities.